UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2008
Date of Report (Date of earliest event reported)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (I.R.S. Employer Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 771-0505
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         On April 14, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of CIT Group Inc. (“CIT”) approved the award of performance-accelerated restricted shares of CIT common stock under CIT’s Long-Term Incentive Plan (the “Plan”) for certain of the executive officers of CIT. Walter J. Owens, President, CIT Corporate Finance, the only named executive officer to receive an award, received an award , of 106,292 restricted shares on April 17, 2008.

        The performance-accelerated restricted shares will vest 100% on December 31, 2012, and may vest earlier if performance targets for the 2009 and 2010 fiscal years are achieved. The Committee will establish the performance targets during the first quarter of each year and, on December 31, 2010, the awards will vest 50% if the targets are achieved for 2009 and an additional 50% if achieved for 2010.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT Group Inc.

Dated: April 18, 2008

By:	/s/ Robert J. Ingato Robert J. Ingato General Counsel